UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report  May 20, 2009

(Date of earliest event reported)

First Ottawa Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30495	36-4331185
(Commission File Number)	(I.R.S. Employer Identification Number)

701 LaSalle Street, Ottawa, Illinois	61350
(Address of principal executive offices)	(Zip Code)

(815) 434-0044

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 20, 2009, the Annual Stockholders Meeting of First Ottawa Bancshares, Inc. was held and Bradley J. Armstrong, Donald J. Harris and Brian P. Zabel were elected to our Board of Directors for a three-year term.  Other directors currently serving are Joachim J. Brown, John L. Cantlin, Thomas E. Haeberle, Thomas P. Rooney and William J. Walsh. Patty P. Godfrey retired from the board pursuant to provisions in our bylaws regarding mandatory retirement.

Following the Stockholder Meeting, the Board of Directors held their Re-Organizational Meeting.  All eight directors will also serve on the boards of The First National Bank of Ottawa and First Ottawa Financial Corporation.  Bradley J. Armstrong was elected as Chairman of the Board for First Ottawa Bancshares, Inc. and The First National Bank of Ottawa.  William J. Walsh was elected as Chairman of the board for First Ottawa Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST OTTAWA BANCSHARES, INC.

Dated: May 21, 2009	By:	/s/ Joachim J. Brown
Joachim J. Brown
President and Chief Executive Officer